SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                 Form 8-K



             Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934





  Date of Report (Date of earliest event reported):    February 5, 1996
                                                    -----------------------


                         Micron Technology, Inc.
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           (Exact Name of Registrant as Specified in its Charter)






      Delaware                  1-10658                    75-1618004
  ------------------       ----------------           ---------------------
   (State or other           (Commission                (I.R.S. Employer
   jurisdiction of           File Number)               Identification No.)
    incorporation)



   8000 South Federal Way, P.O. Box 6, Boise, Idaho             83707-0006
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   (Address of Principal Executive Offices)                     (Zip Code)




  Registrant's telephone number, including area code        (208) 368-4000
                                                     ----------------------



                                  N/A
  -------------------------------------------------------------------------
        (Former name or former address, if changed since last report)

Item 5.   Other Events
          ------------

     See following press release, dated February 5, 1996, announcing certain changes in the directors and officers of the Company.

FOR IMMEDIATE RELEASE

Contact:  Kipp Bedard
          Micron Technology, Inc.
          (208) 368-4400
          Web site URL<http://www.micron.com>
          Fax-on-demand:  800-239-0337

		     MICRON TECHNOLOGY, INC., ANNOUNCES
			RESIGNATION OF ALLEN NOBLE

     Boise, Idaho, February 5, 1996 -- Micron Technology, Inc., today announced the resignation of Allen Noble from the Company's Board of Directors effective immediately. Mr. Noble, President of Farm Development Corporation, has served on Micron's board since 1980. No replacement has been named at this time. Board member Jerry Hess has been named to replace Mr. Noble on the Board of Directors Audit Committee.

     Steve Appleton, President, Chairman, and CEO said, "We are very appreciative of Allen's contribution. He was one of the original investors in Micron Technology, and his support played a significant role in our success."

     Micron Technology, Inc., and its subsidiaries manufacture and market DRAMs, very fast SRAMs, other semiconductor components, and personal computer systems. Micron's common stock is traded on the New York Stock Exchange
(NYSE) under the symbol MU.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Micron Technology, Inc.
                                        ---------------------------------
                                                (Registrant)




February 5, 1996                        By /s/ Wilbur G. Stover, Jr.
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                                        Vice President Finance and
                                        Chief Financial Officer